EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
KEARSTIN PATTERSON
NATIONAL COAL CORP.
865-769-3749
KPATTERSON@NATIONALCOAL.COM

                           NATIONAL COAL CORP. REPORTS
              SIGNIFICANTLY HIGHER REVENUES IN 2004 SECOND QUARTER


KNOXVILLE, TENNESSEE (AUGUST 13, 2004) - National Coal Corp. (OTC BB: NLCP), a coal producer operating in Eastern Tennessee, today announced financial results for its second quarter ended June 30, 2004.

For the quarter, revenues from coal sales were $4.5 million, an increase of over 425% compared to the Company's first quarter of 2004. The Company also reported a gross profit margin of 24.7% for the quarter ended June 30, 2004, which represents a significant increase compared to the 5.4% gross profit margin for the previous quarter. The Company reported a net loss of $1,187,472, or ($0.03) per share, compared to a net loss of $1,066,208, or ($0.03) per share for the first quarter of 2004.

National Coal's significant increase in revenues from coal sales is due to increased production attributable to the Company's acquisition of assets from U.S. Coal, Inc., an expansion of its customer base and higher average sale prices per ton. "The significant revenue growth for the three month period ended June 30, 2004 compared to the prior three month period was due in part to our recent mine expansion following our acquisition of assets from U.S. Coal, Inc.," said Jon Nix, Chief Executive Officer of National Coal. "By having a focused management team and a well timed transition, we were able to realize production gains the very same day we took control of U.S. Coal's assets. I'm extremely proud of our performance. This operating philosophy will also be employed as we seek to increase revenues and improve our operating margins for the foreseeable future by expanding coal production at new mines on our existing properties and through the acquisition of new mining properties." Nix also added, "We believe our Company is well positioned to take advantage of the ever increasing demand for coal both in this country and throughout the world. For the remaining six months of 2004, we have contracts which represent nearly double the revenue reported in the first six months and we expect to receive additional contracts before year end. Our coal reserves, and the additional mining permits that are coming on line over the next several quarters, will enable us to become a much larger coal producer."

"We have implemented a business plan which will allow us to continue to focus on effectively managing our costs and running our operations efficiently, thus enabling us to capitalize on multiple opportunities in the marketplace." Nix concluded.

ABOUT NATIONAL COAL CORP.
National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, owns the coal mineral rights on approximately 70,000 acres in Eastern Tennessee. National Coal's website can be found at www.nationalcoal.com.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS
This release contains statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about National Coal's business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Examples of forward looking-statements include (i) projected increasing revenues and coal production, (ii) increasing worldwide demand for coal, and
(iii) the receipt of additional mining permits. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Such factors include, but are not limited to, the worldwide demand for coal, the price of coal, the supply of coal and other competitive factors, the costs to mine and transport coal, the ability to obtain new mining permits, the costs of reclamation of previously mined properties, and the risks of expanding coal production. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.


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


                               NATIONAL COAL CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                  JUNE 30, 2004
                                                                   ------------
ASSETS                                                              (unaudited)
Current Assets:
   Cash and cash equivalents ..............................        $    555,671
   Accounts receivable ....................................           1,027,262
   Inventory ..............................................             195,537
   Prepaid and other ......................................               2,347
                                                                   ------------
Total current assets ......................................           1,780,817
                                                                   ------------

Property, Plant and Equipment:
   Land ...................................................             774,290
   Mining equipment .......................................           3,798,629
   Computer equipment and software ........................              81,474
   Vehicles and mobile equipment ..........................             594,880
   Buildings ..............................................           1,935,000
   Office equipment and furniture .........................              38,461
                                                                   ------------
                                                                      7,222,735
   Less: accumulated depreciation .........................            (644,180)
                                                                   ------------
                                                                      6,578,555
                                                                   ------------
Coal and mineral rights, net of $8,027
   accumulated depletion ..................................           1,357,203
Deposits ..................................................             560,000
Prepaid royalty ...........................................              77,500
Bank letter of credit and Reclamation bond ................           1,237,500
                                                                   ------------
TOTAL ASSETS ..............................................        $ 11,591,574
                                                                   ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
   Notes payable ..........................................        $ 10,465,217
   Notes payable to related parties .......................             150,000
   Bank loans .............................................             270,671
   Accounts payable and accrued expenses,
      other than payroll related expenses .................             554,693
   Accrued payroll, including payroll taxes ...............             101,226
   Accrued interest payable ...............................             277,634
   Deferred revenue .......................................             127,964
                                                                   ------------
Total current liabilities .................................          11,947,404

Accrued reclamation expense ...............................              75,530
                                                                   ------------
TOTAL LIABILITIES .........................................          12,022,934
                                                                   ------------

Stockholders' Deficiency:
   Preferred stock, $.0001 par value; 10
      million shares authorized; none issued
      and outstanding .....................................                --
   Common stock, $.0001 par value; 80
      million shares authorized;
      44,290,216 issued and outstanding ...................               4,417
   Additional paid-in capital .............................           5,150,789
   Accumulated deficit ....................................          (5,586,565)
                                                                   ------------
TOTAL STOCKHOLDERS' DEFICIENCY ............................            (431,360)

                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
   DEFICIENCY .............................................        $ 11,591,574
                                                                   ============


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


                               NATIONAL COAL CORP.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                              THREE           THREE           FIVE            SIX
                                              MONTHS          MONTHS          MONTHS          MONTHS
                                              ENDED           ENDED           ENDED           ENDED
                                             JUNE 30,        JUNE 30,        JUNE 30,        JUNE 30,
                                               2003            2004            2003            2004
                                           ------------    ------------    ------------    ------------
REVENUES
   Coal sales ..........................   $       --      $  4,475,359    $       --      $  5,465,981
   Royalty receipts ....................         17,275          29,122          17,275         103,403
   Other revenue .......................           --            24,214            --            24,214
                                           ------------    ------------    ------------    ------------
      Total revenue ....................         17,275       4,528,695          17,275       5,593,598

EXPENSES
   Cost of sales & selling expense .....        112,322       3,371,008         112,322       4,308,391
   General and administrative ..........        289,354       1,414,253       1,066,098       2,245,391
   Exploration costs ...................           --            82,365            --           142,546
   Depreciation, depletion and accretion         42,624         310,543          42,624         419,898
   Amortization ........................        157,635            --           163,360          45,607
                                           ------------    ------------    ------------    ------------

      TOTAL OPERATING EXPENSES .........        601,935       5,178,169       1,384,404       7,161,833
                                           ------------    ------------    ------------    ------------

LOSS FROM OPERATIONS ...................       (584,660)       (649,473)     (1,367,129)     (1,568,236)
                                           ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)
   Other income (expense), net .........         75,602          19,579          75,602           4,934
   Financing fees ......................           --          (285,000)           --          (285,000)
   Interest expense ....................       (109,426)       (272,578)       (121,415)       (405,378)
                                           ------------    ------------    ------------    ------------
      TOTAL OTHER INCOME (EXPENSE) .....        (33,824)       (537,999)        (45,813)       (685,445)
                                           ------------    ------------    ------------    ------------

NET (LOSS) .............................   $   (618,484)   $ (1,187,472)   $ (1,412,942)   $ (2,253,680)
                                           ============    ============    ============    ============

BASIC AND DILUTED NET (LOSS)
   PER SHARE ...........................   $      (0.02)   $      (0.03)   $      (0.04)   $      (0.05)
                                           ============    ============    ============    ============

WEIGHTED AVERAGE COMMON SHARES .........     36,027,174      43,386,449      36,034,298      42,043,633
                                           ============    ============    ============    ============


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